TheStreet.com, Inc. Reports Fourth Quarter and Full Year 2009 Results

Premium Services Revenue Shows First Sequential Quarterly Growth in Seven Quarters on Strong Recent Growth in Bookings; Advertising Revenue Achieves First Year-Over-Year Growth in Six Quarters

Adjusted EBITDA Highest in Six Quarters

NEW YORK, March 15, 2010 – TheStreet.com, Inc. (Nasdaq: TSCM; http://www.thestreet.com), a leading digital financial media company, today reported financial results for the fourth quarter and full year 2009.

“We are happy to report that we ended 2009 with favorable trends in both our premium services and our advertising-supported businesses,” said Daryl Otte, the Company’s Chief Executive Officer.  “Aggregate bookings for our subscription services and RateWatch businesses grew for the fifth consecutive quarter – and each of the past two quarters showed double-digit percentage increases as compared to the prior year period, after having been down year-over-year in each of the first two quarters of 2009.  Bookings are the precursor to premium services revenue, and the growth of bookings in recent quarters has led us to report a sequential increase in premium services revenue for the first time since the first quarter of 2008.  We are pleased to be starting 2010 with this momentum from our largest revenue source.

“We also are pleased to report that in the fourth quarter of 2009, our advertising revenue – which excludes the revenue from our former Promotions.com subsidiary – enjoyed the first year-over-year increase in six quarters.  We believe that the ad market for our content vertical bottomed in the first quarter of 2009, and we anticipate reporting strong year-over-year gains when we report our first quarter 2010 results in the upcoming weeks.

“Our Adjusted EBITDA(1) for the fourth quarter of 2009, inclusive of our former Promotions.com subsidiary, was the highest in six quarters, as was our Adjusted EBITDA excluding the impact of Promotions.com.  As we previously announced, in December 2009, we sold Promotions.com, which had negatively impacted our Adjusted EBITDA during each of the past two fiscal years.  Our full-year 2009 Adjusted EBITDA, excluding the impact of Promotions.com, was $8.0 million (our full-year 2009 Adjusted EBITDA including Promotions.com was $5.7 million).

“The just-completed year reflected the brunt of the severe macroeconomic decline that followed the collapse of Lehman Brothers in September 2008.  We addressed the challenges posed by this time of crisis and uncertainty in two manners:  first, we took aggressive steps to reduce our cost structure and also shed an unprofitable, non-core subsidiary; second, we utilized this period as an opportunity to strengthen our management team and our marketing and operating capabilities.  We believe we are very well positioned for success in the coming year, having a strong balance sheet and businesses exhibiting the best performance in many quarters and generating ample free cash flow.  We thank our investors for their support, particularly during the period in which we were conducting a review of the accounting in the former Promotions.com subsidiary, and we look forward to reporting on our achievements in the current year,” Mr. Otte concluded.

Financial Highlights of Fourth Quarter and Full Year 2009

Note – in February 2010, the Company filed a Form 10-K/A for the year ended December 31, 2008 and a Form 10-Q/A for the quarter ended March 31, 2009 to restate certain items of its consolidated financial statements for the year ended December 31, 2008 and the quarters within such fiscal year and to make certain immaterial corrections for fiscal year 2007 and the quarter ended March 31 2009. The results discussed below reflect the financial results reported in those amended filings.

Fourth Quarter 2009

The Company recorded revenue of $16.5 million in the fourth quarter of 2009, a reduction of 5% as compared to $17.4 million in the fourth quarter of 2008.  Operating expenses in the fourth quarter of 2009 were $17.8 million, a reduction of 8% as compared to $19.4 million in the prior year period.  Operating expenses included restructuring charges and a loss on disposition of assets totaling $1.3 million in the fourth quarter of 2009 and an intangible asset impairment charge of $2.3 million in the fourth quarter of 2008.  The Company had a net loss of $(0.8) million in the fourth quarter of 2009, as compared to a net loss of $(1.4) million in the prior year period.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.03) and $(0.03), respectively, in the fourth quarter of 2009, as compared with $(0.05) and $(0.05), respectively, in the prior year period.  Adjusted EBITDA for the fourth quarter of 2009 was $3.0 million, an increase of 8% as compared to $2.8 million for the prior year period.

As previously disclosed, the Company sold its Promotions.com subsidiary in December 2009.  Excluding the impact of Promotions.com from 2008 and 2009 results, the Company’s operating results for the fourth quarter of 2009 were:  (i) revenue of $15.3 million, a slight increase from $15.2 million in the fourth quarter of 2008; (ii) operating expenses of $16.5 million, a reduction of 5% as compared to $17.4 million in the prior year period (as noted above, operating expenses included restructuring charges and a loss on disposition of assets totaling $1.3 million in the fourth quarter of 2009 and an intangible asset impairment charge of $2.3 million in the fourth quarter of 2008); (iii) net loss of $(0.7) million, as compared to a net loss of $(1.6) million in the fourth quarter of 2008; and (iv) Adjusted EBITDA of $3.1 million, an increase of 21% as compared to $2.6 million in the prior year period.

Full Year 2009

The Company recorded revenue of $60.2 million the full year 2009, a reduction of 15% as compared to $70.8 million in the full year 2008.  Operating expenses in fiscal year 2009 were $93.2 million, an increase of 29% as compared to $72.0 million in the prior year period.  Operating expenses in 2009 included charges of $28.1 million (comprising goodwill and intangible asset impairments totaling $22.6 million, a write-down of the carrying value of a long-term investment of $1.5 million, restructuring and other charges of $3.5 million and a loss on disposition of assets of $0.5 million), as compared to charges of $2.3 million (for an intangible asset impairment) in the prior year period.  The Company had a net loss of $(47.4) million in fiscal year 2009, as compared to net income of $0.5 million in the prior year period.  The Company’s net loss in fiscal 2009 reflects the impact of $28.1 million in charges described above, together with the recording of a $16.1 million valuation allowance against the Company’s deferred tax assets; no such valuation allowance was recorded in the prior year period.  The Company reported basic and diluted net (loss)/income per share attributable to common stockholders of $(1.56) and $(1.56), respectively, in fiscal year 2009, as compared with $0.01 and $0.01, respectively, in the prior year period.  Adjusted EBITDA for fiscal year 2009 was $5.7 million, as compared to $10.6 million for the prior year period.

Excluding the impact of the divested Promotions.com subsidiary from 2008 and 2009 results, the Company’s operating results for fiscal year 2009 were:  (i) revenue of $55.6 million, a reduction of 14% as compared to $64.3 million in fiscal year 2008; (ii) operating expenses of $86.3 million, an increase of 36% as compared to $63.2 million in the prior year period (as noted above, the 2009 figures reflect aggregate charges for goodwill and intangible asset impairments, a write-down of the carrying value of a long-term investment, restructuring and other charges, loss on disposition of assets and deferred tax valuation allowances totaling $44.2 million and $2.3 million in fiscal years 2009 and 2008, respectively); (iii) net loss of $45.2 million, as compared to a net income of $2.8 million in fiscal year 2008; and (iv) Adjusted EBITDA of $8.0 million, as compared to $12.8 million in the prior year period.

TheStreet.com will conduct a conference call Monday, March 15, 2010, at 5:00 p.m. EDT to discuss these preliminary results. To participate in the call, dial (800) 260-8140 (domestic) or (617) 614-3672 (international). The passcode for the call is 63181101.

To access the Web cast of the call please visit:

http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome

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About TheStreet.com

TheStreet.com is a leading digital financial media company. The Company’s network includes the following properties: TheStreet, RealMoney, Stockpickr, BankingMyWay, MainStreet and Rate-Watch.  For more information and to get stock quotes and business news, visit http://www.thestreet.com.

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), TheStreet.com, Inc. uses non-GAAP measures of certain components of financial performance, including “EBITDA”, “Adjusted EBITDA” and “free cash flow.”  EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, as well as other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.

The above information with respect to Promotions.com is presented as a non-GAAP measure for illustrative purposes regarding the disposition of the Company’s Promotions.com subsidiary and is not meant to represent a reflection of the operating activities of the Promotions.com subsidiary as if it was on a fully stand-alone basis.  Promotions.com was a legal subsidiary of the Company whose activities were part of the combined results of the Company.  Historically, Promotions.com was not considered an operating segment and management did not measure and maintain certain separate discrete financial information for Promotions.com, including cash flows for its activities.

The above measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

 All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: TheStreet.com, Inc.

CONTACT: TheStreet.com, Inc.
Gregory Barton
Phone: 212-321-5484
Email: IR@thestreet.com

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2009			For the Year Ended December 31, 2008
	Consolidated	Promotions.com	Excluding Promotions. com(1)	Consolidated	Promotions.com	Excluding Promotions. com(1)
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
Net revenue:
Premium services	$37,988,579	$-	$37,988,579	$41,185,988	$-	$41,185,988
Marketing services	22,251,432	4,614,188	17,637,244	29,662,045	6,536,160	23,125,885
Total net revenue	60,240,011	4,614,188	55,625,823	70,848,033	6,536,160	64,311,873

Operating expense:
Cost of services	29,100,204	4,088,461	25,011,743	31,984,778	6,073,520	25,911,258
Sales and marketing	12,077,546	837,414	11,240,132	14,263,199	610,599	13,652,600
General and administrative	18,916,456	1,959,291	16,957,165	17,521,238	2,060,575	15,460,663
Asset impairment	24,137,069	-	24,137,069	2,325,481	-	2,325,481
Depreciation and amortization	4,985,297	-	4,985,297	5,894,186	-	5,894,186
Restructuring and other charges	3,460,914	-	3,460,914	-	-	-
Loss on disposition of assets	529,708	-	529,708	-	-	-
Total operating expense	93,207,194	6,885,166	86,322,028	71,988,882	8,744,694	63,244,188
Operating (loss) income	(32,967,183)	(2,270,978)	(30,696,205)	(1,140,849)	(2,208,534)	1,067,685
Net interest income	949,727	-	949,727	1,573,752	-	1,573,752
Gain on sale of marketable securities	295,430	-	295,430	120,937	-	120,937
Other income	153,677	-	153,677	-	-	-
(Loss) income from continuing operations before
income taxes	(31,568,349)	(2,270,978)	(29,297,371)	553,840	(2,208,534)	2,762,374
Benefit for Income taxes	(15,845,964)	-	(15,845,964)	(2,040)	-	(2,040)
Loss (income) from continuing operations	(47,414,313)	(2,270,978)	(45,143,335)	551,800	(2,208,534)	2,760,334
Discontinued operations:
Loss from discontinued operations	(15,321)	-	(15,321)	(8,012)	-	(8,012)
Net (loss) income	(47,429,634)	(2,270,978)	(45,158,656)	543,788	(2,208,534)	2,752,322
Preferred stock cash dividends	385,696	-	385,696	385,696	-	385,696
Net (loss) income attributable to common stockholders	$(47,815,330)	$(2,270,978)	$(45,544,352)	$158,092	$(2,208,534)	$2,366,626

Adjusted EBITDA
Net (loss) income	$(47,429,634)	$(2,270,978)	$(45,158,656)	$543,788	$(2,208,534)	$2,752,322
Net interest income	(949,727)	-	(949,727)	(1,573,752)	-	(1,573,752)
Gain on sale of marketable securities	(295,430)	-	(295,430)	(120,937)	-	(120,937)
Benefit for Income taxes	15,845,964	-	15,845,964	2,040	-	2,040
Depreciation and amortization	4,985,297	-	4,985,297	5,894,186	-	5,894,186
EBITDA	(27,843,530)	(2,270,978)	(25,572,552)	4,745,325	(2,208,534)	6,953,859
Other income	(153,677)	-	(153,677)	-	-	-
Asset impairment	24,137,069	-	24,137,069	2,325,481	-	2,325,481
Restructuring and other charges	3,460,914	-	3,460,914	-	-	-
Costs of review of Promotions.com accounting	1,838,636	-	1,838,636	-	-	-
Transaction costs	996,036	-	996,036	-	-	-
Noncash compensation	2,739,566	8,954	2,730,612	3,537,085	43,930	3,493,155
Loss on disposition of assets	529,708	-	529,708	-	-	-
Adjusted EBITDA	$5,704,722	$(2,262,024)	$7,966,746	$10,607,891	$(2,164,604)	$12,772,495

(1)  The above information with respect to Promotions.com is presented as a non-GAAP measure for illustrative purposes regarding the disposition of the Company's Promotions.com subsidiary and is not meant to represent a reflection of the operating activities of the Promotions.com subsidiary as if it was on a fully stand-alone basis.  Promotions.com was a legal subsidiary of the Company whose activities were a part of the combined results of the Company.  Historically, Promotions.com was not considered an operating segment and management did not measure and maintain certain separate discrete financial information for Promotions.com, including cash flows for its activities.  The column "Excluding Promotions.com" gives effect to the disposition of the Promotions.com subsidiary as if such disposition had taken place on the first day of such respective period.